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                                                             EXHIBIT 10(q)(iiii)

                            REPRESENTATIVE AGREEMENT

         THIS AGREEMENT is entered into as of May 1, 1996 (the "Effective Date") by and between LCI INTERNATIONAL TELECOM CORP. ("LCI") with offices at 8180 Greensboro Drive, Ste. 800, McLean, VA 22102 and AMERICAN COMMUNICATIONS NETWORK, INC. ("ACN" or "Representative"), with principal offices at 100 West Big Beaver, Suite 400, Troy, Michigan 48084.

         WHEREAS, LCI is a provider of long distance and other telecommunications services;

         WHEREAS, in consideration of the promises, covenants, and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Representative desires to represent LCI in selling LCI Services (as defined herein and as may be mutually amended from time to time); and

         WHEREAS, this Agreement shall supersede (a) the Distributor Program Agreement, dated June 10, 1993, as amended by Amendment dated September 29, 1993 and Addendum #2 dated September 1, 1994 and (b) the Contractor Agreement, dated January 18, 1993, as amended by Addendum dated January 18, 1993 and Amendment No. 1 dated August 10, 1994.

         NOW, THEREFORE, the parties hereto intending to be legally bound agree as follows:

1.       Conditions.

         a. Definitions: "Representative" or "ACN" shall mean American Communications Network, Inc. and its employees, agents, parent, subsidiaries, or Affiliates. "Representative Independent Contractors" are defined as those individuals or entities selling for or on behalf of Representative, including but not limited to subcontractors, distributors, and sales agents. "Change in Control" means the events or transactions described in Sections 5(a) and 5(d) of this Agreement [******* *************************] defined in Section 6(a) and described in Sections 6, 7 and Exhibit "C" ("Change in Control" shall not include any event or transactions described in Sections 5(b) and 5(c) herein).

         b. Representative hereby agrees to promote the sale and solicitation of orders of the LCI Services described in Exhibit A, attached hereto and incorporated by reference hereof, as may be amended from time to time upon the mutual written consent of both parties (hereinafter referred to as "LCI Services").

         c. Representative agrees that it shall operate as an independent contractor, and neither Representative nor the Representative independent contractors, shall be deemed to be, or treated as, employees, agents, or franchisees of LCI. Nothing in this Agreement or in the activities contemplated by the parties pursuant to this Agreement shall be deemed to create a general agency, partnership, employment, or joint venture relationship between the parties. Each party shall be deemed to be acting solely on its own behalf and, except as expressly stated, has no authority to pledge the credit, incur obligation, or perform any acts, or make any statement on behalf of the other party. Neither party shall represent to any person or permit any person to act upon the belief that it has any such authority from the other party. Representative further agrees that its employees and Representative Independent Contractors shall not be treated as employees of LCI for purposes of the





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                 Federal Insurance Contributions Act, Social Security Act, the
                 Federal Unemployment Tax Act, Income Tax Withholding, or any laws covering employees.

         d. No materials may be used in the advertising or promotion of LCI Services, unless they have been provided by LCI or have been approved, in writing, by LCI. At least fifteen (15) days prior to any publication, Representative shall submit to LCI for approval, all materials to be used in advertising or promoting LCI Services. In the event that LCI does not respond in writing within such fifteen (15) day period, Representative shall confirm in writing its intent to use such advertising and/or promotional materials. The notice shall be provided in accordance with Section 33 below, and Representative shall have the right to use such material two
                 (2) business days after LCI's receipt of the second notice of intent to use such materials.

         e. REPRESENTATIVE SHALL MAKE NO REPRESENTATIONS OR WARRANTIES RELATING TO THE LCI SERVICES EXCEPT AS SET FORTH IN SALES LITERATURE APPROVED IN WRITING BY LCI OR AS SET FORTH IN THE FORM OR FORMS OF ORDERS PROVIDED TO REPRESENTATIVE BY LCI, OR AS OTHERWISE EXPRESSLY PERMITTED BY LCI. REPRESENTATIVE SHALL INCLUDE THE REQUIREMENTS OF THIS SECTION 1(e) IN ITS STANDARD AGREEMENT WITH ALL OF THE REPRESENTATIVE INDEPENDENT CONTRACTORS AND STRICTLY ENFORCE THE REQUIREMENTS INCLUDING, WITHOUT LIMITATION, PROVIDING WRITTEN NOTICE TO REPRESENTATIVE INDEPENDENT CONTRACTORS: (A) BY COMMISSION CHECKS AND NOTIFICATION IN FULFILLMENT ORDERS OF REPRESENTATIVE INDIVIDUAL CONTRACTORS AND (B) REVISING THE STANDARD AGREEMENT FOR ALL REPRESENTATIVE INDEPENDENT CONTRACTORS TO CONTAIN THE REQUIREMENTS OF THIS SECTION 1(e).

         f. In recognition that LCI may be selling and marketing its "All America Plan" Affinity Program to a variety of organizations, Representative agrees to identify in writing in advance to LCI all organizations it solicits or will solicit pursuant to this Agreement and agrees, upon written notification from LCI, not to sell and/or market any similar affinity program to organizations who have a relationship with LCI or to organizations who have received verbal or written proposals from LCI regarding its "All American Plan" Affinity Program.

         g. Without liability or obligation to Representative, LCI shall have the sole right to accept or reject all orders for LCI Services, to fix the prices of LCI Services, establish the terms and conditions of offering LCI Services and to discontinue offering or selling any service.

         h. Representative acknowledges and agrees that any and all telecommunications customers solicited by Representative on LCI's behalf shall be deemed customers of LCI and not of any other company or entity including, without limitation, Representative or any of its Affiliates. Accordingly, those customers will be billed and serviced by LCI.

         i. The parties have mutually agreed upon the principles and requirements under which each party shall perform certain of its obligations hereunder, and both parties agree that, within thirty (30) days of the execution of this Agreement by both parties, such





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                 principles and requirements shall be finalized in writing and incorporated into this Agreement, as amended Exhibit "H" (hereinafter referred to as "Performance Specifications") The Performance Specifications shall be in addition to each party's other obligations hereunder.

2.       Term.

         The Agreement shall be effective as of May 1, 1996 when executed by both parties and approved by their respective Boards of Directors and shall extend until April 30, 2011, unless terminated in connection with a Change in Control or terminated pursuant to this Agreement. In the event of a Change in Control, the Term will terminate upon the end of the Stay Period (as defined herein) which may extend beyond April 30, 2011.

3.       Commissions.

         a. With the exception of revenue obtained by Representative's acquisition of another entity that sells or solicits LCI Services or assignment of such other entity's revenue, LCI shall pay to Representative the following commission on "Collected Revenue" (as defined below) for LCI Services sold or commissionable under this Agreement:

                 (i) From the Effective Date of this Agreement until December 31, 1996, LCI shall pay to Representative the specified commission rate set forth in Exhibit "G" for the particular LCI Services; provided, however, that in the event of a Change in Control prior to or on December 31, 1996, as of the legally completed Change in Control date, all levels of commissions for Collected Revenue will be adjusted to [********************] The Change in Control
                          Commission Adjustments referenced in Section 6 and
                          Section 7 will not be applicable.

                 (ii) On or after January 1, 1997, LCI shall pay to Representative [***************************]
                          commission on all Collected Revenue as provided in Exhibit "J"; provided, however, that in the event of Change in Control on or after January 1, 1997, the Change in Control Commission Adjustments referenced in Section 6 and Section 7 will be applied.

                 (iii) In addition, if, after April 30, 1998, Representative has generated average monthly Collected Revenue of [**************************] based on the average monthly Collected Revenue for February 1998, March 1998, and April 1998, Representative [**********************************************]
                          which such increase will be applied prospectively to all Collected Revenue as of May 1, 1998.

         b. All commission payments shall be made to Representative within forty-five (45) days following the end of each month (the "Payment Date") based upon monthly Collected Revenue. In the event that any such commission payment is made more than sixty
                 (60) days following the end of a month, LCI will pay one percent (1%) per month interest accruing from the Payment Date until payment is made by LCI to Representative. In the event that Representative acquires an entity currently or formerly selling or soliciting LCI Services or is an assignee of LCI revenues generated by another LCI sales agent or distributor, Representative shall be paid a commission rate on LCI Services in





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                 accordance with the agreement between LCI and the acquired entity that was in effect on the day prior to the acquisition by Representative ("Acquired Commission").

         c. Collected Revenue: "Collected Revenue" shall be defined herein as charges billed by LCI for LCI Services (as set forth in Exhibit "A") actually sold by Representative at the time such Commissions are owed, excluding LCI Services subsequently sold to Existing Customers or ACN-Sold Customers by LCI or any other third party, and excluding any promotional (or other) credits granted by LCI, taxes, installation charges, surcharges (with the exception of the per minute surcharge for LCI 800 Geographic Routine Service, non-revenue based per call surcharges associated with the use of LCI credit cards, and similar surcharges), subscription fees paid to third parties or passed-through from third parties, local loops, or sales to "Existing Customers" (as defined herein in Section 13(a)) for same or similar type of service (collectively referred to as the "Adjustments"). Collected Revenue shall include Collected Revenue from the National Exchange Carrier Association ("NECA") and the United States Independent Telephone Company Organization ("USINTELCO") regions only to the extent that Collected Revenue therefrom does not exceed [**********] of the total Collected Revenue per month. Representative will not be paid commissions on any NECA and USINTELCO revenue exceeding [****************]. Collected Revenue will also include the revenue from ACN-Sold Customers signed up for LCI Services initially and exclusively by Representative or Representative Independent Contractors but subsequently converted by LCI to another LCI Service listed in Exhibit "A". In the event that an ACN-Sold Customer is converted to a service, offering or promotion not identified on Exhibit "A" or subscribes to any additional service, offering, or promotion, the parties shall mutually agree in writing on the commission rate, if any, for the new LCI offering or promotion and Exhibit "G" or "J" (depending on the date) shall be amended accordingly. LCI may pay commissions based on billed revenue less the Adjustments and allowance for Bad Debt (as defined below). If LCI elects this method, the limitations stated above with respect to NECA and USINTELCO shall apply, and the revenue for converted LCI accounts originally and exclusively sold by Representative shall also be included. "Bad Debt" is defined as four percent (4%) of billed revenue as of the effective date of this Agreement and, once determinable by LCI, the actual ACN uncollectables and local exchange carrier (LEC) holdbacks based on a representative sampling of a majority of the ANIs submitted by Representative. Any adjustment to the Bad Debt percentage based on an updated calculation shall only be applied prospectively and, [**************], will be adjusted by LCI [*****************]. The LCI commission payments required pursuant to this Agreement are in consideration and anticipation of the continuing sale of LCI services and support of LCI customer relationships by Representative, and its Representative Independent Contractors, with the exception of the expiration or termination of the Agreement by LCI (excluding termination of the Agreement by LCI for Representative's breach of the exclusivity and non-interference provisions contained in Sections 12 and 13 of this Agreement), and Representative termination of the Agreement for Change in Management pursuant to Section 14.

         d. After expiration of the Agreement, written mutual termination of this Agreement, Representative's termination of the Agreement for cause, or LCI's termination of the Agreement without cause, LCI will continue to pay commissions to Representative at the applicable Service commission level in effect as of such expiration or termination date.





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                 The continuing commission payments will be based upon
                 Collected Revenue for current LCI customers signed up by Representative [*************************************
                 *****************]. Upon termination of this Agreement by LCI for cause prior to the expiration of the Term, LCI shall pay Representative Actual Downstream Commissions as defined by
                 Section 18 (excluding termination of the Agreement by LCI for breach of the exclusivity and non-interference provisions contained in Sections 12 and 13 of this Agreement). If Representative terminates the Agreement without cause, LCI shall have no obligation to pay Actual Downstream Commissions or any applicable commission in effect at the time of such termination.

4.       Signing Bonus.

         In consideration of the Term, exclusivity requirements, and non-interference commitments contained in this Agreement, LCI will pay a total payment, payable in two installments, of Sixteen Million Dollars ($16,000,000) (referred to as the "Initial Signing Bonus" and an "Incremental Signing Bonus" (defined below) in Section 4(b)) as follows:

         a.      Initial Signing Bonus.

                 (i) LCI shall make the first payment of Eleven Million Dollars ($11,000,000) plus interest at the rate of one percent (1%) per month from the Effective Date to the "Signing Bonus Payment Date" (defined as five (5) business days from the later of (i) full execution of this Agreement by both parties or the (ii) approval of this Agreement by the LCI Board of Directors, which determination shall be made no later than thirty (30) days from when the Agreement is signed by
                          LCI), and

                 (ii) On January 1, 1997, LCI shall make to Representative a second (2nd) payment of Five Million ($5,000,000) Dollars with interest of one percent (1%) per month from the Effective Date of the Agreement until January 1, 1997.

         b. Incremental Signing Bonus. On or after May 1, 1998, provided no LCI Change in Control has occurred and the Agreement has not been terminated by either party or breached by Representative, Representative shall receive the following payments set forth in subsections (i) and (ii) below, subject to the conditions of this Section 4(b) (defined as the "Incremental Signing Bonus"):

                 (i) The net present value ("NPV") of two percent (2%) of Representative's Collected Revenue ("Actual Amount") less Five Million and Seven Hundred Thousand dollars ($5,700,000) (the "Target Amount") calculated in accordance with Exhibit "B". In the event that the Actual Amount is greater than the Target Amount, LCI shall pay to Representative the difference between the Actual Amount and the Target Amount plus interest of one percent (1%) per month from the Effective Date of the Agreement to the "Incremental Signing Bonus Payout Date" (defined below), in accordance with Exhibit "B". In the alternative, if Representative's Actual Amount is less than the Target Amount, Representative shall pay to LCI the difference plus interest between the Actual Amount and the Target Amount plus interest of one percent (1%) from the Effective Date of the Agreement to the "Incremental Signing Bonus Payout





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                          Date.  The "Incremental Signing Bonus Payout Date"
                          is defined as June 15, 1998.

                 (ii) In addition, if, after April 30, 1998, Representative has generated average monthly Collected Revenue of [************************************], based on the average monthly Collected Revenue for February 1998, March 1998, and April 1998, Representative will receive Five Million Dollars ($5,000,000) paid to Representative no later than the Incremental Signing Bonus Payout Date.

5.       Change in Control.

         a. In the event that (i) LCI International, Inc. ("LCII") sells or otherwise transfers for value all or substantially all of its assets to any Person or Group, other than to (a) one or more members of LCII's Control Group, or (b) Warburg Pincus & Company ("Warburg") or an Affiliate of Warburg; or (ii) LCII is purchased by or merges or consolidates with or into any Person or Persons, other than (a) one or more members of LCII's Control Group, or (b) Warburg or an Affiliate of Warburg, and immediately after giving effect to such purchase, merger or consolidation the stockholders of LCII immediately prior to such purchase, merger or consolidation do not beneficially own immediately after such purchase, merger or consolidation at least 50% of the total number of Equity Securities of the successor in such purchase, merger or consolidation, then, in any such event, Representative shall be paid a Change in Control Premium Payment as described in
                 Section 6 for a Change in Control occurring prior to April 30, 1998 or Section 7 for a Change in Control occurring on or after May 1, 1998. Any Change in Control Premium Payment made by LCI to Representative pursuant to this Section 5(a) shall be excluded from any Change in Control Premium Payment that may be due pursuant to Section 5(d) herein.

         b. In the event that (i) LCII or any member of LCII's Control Group sells or otherwise transfers for value in a single transaction or a series of transactions more than 50% of the Equity Securities of any member of LCII's Control Group to any Person or Group, other than (a) one or more members of LCII's Control Group, or (b) Warburg or an Affiliate of Warburg; or
                 (ii) any member of LCII's Control Group sells or otherwise transfers for value in a single transaction or a series of transactions all or substantially all of its assets to any Person or Group, other than to (a) one or more members of LCII's Control Group, or (b) Warburg or an Affiliate of Warburg; or (iii) any member of the LCII Control Group is purchased by or merges or consolidates with or into any Person or Persons, other than (a) one or more members of LCII's Control Group, or (b) Warburg or an Affiliate of Warburg, and immediately after giving effect to such purchase, merger or consolidation LCII and/or one or more members of the LCII Control Group do not beneficially own in the aggregate at least 50% of the Equity Securities of the successor in such purchase, merger or consolidation, (hereinafter referred to as "Partial Divestiture Event") then, in such event, Representative shall be paid an amount equal to three (3) times the average actual monthly Collected Revenue for the three (3) full calendar months prior to the occurrence of the Partial Divestiture Event from the ACN-Sold Customers of the member of LCII's Control Group referenced in this Section 5(b) (defined herein as a "Partial Divestiture Premium Payment"), such payment to be made in full within seventy-five (75) days of the Partial Divestiture Event. The intent of this





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                 Section 5(b) is to provide for a Partial Divestiture Premium
                 Payment in an amount calculated pursuant to the immediately preceding sentence in the event that LCII or any member of LCII's Control Group effects a Partial Divestiture Event described in any of the foregoing clauses (i), (ii) or (iii), such as, for example, (1) a transaction in which LCII or one of its subsidiaries (or any subsidiary or a subsidiary of LCII) sells or otherwise transfers for value more than 50% of the Equity Securities of one of its subsidiaries or (2) a transaction in which a subsidiary of LCII (or any subsidiary or a subsidiary of LCII) sells or otherwise transfers for value all or substantially all of its assets or merges or consolidates with or into any Person or Persons, other than to or with Warburg or an Affiliate of Warburg or another subsidiary (or a subsidiary of another subsidiary) of LCII.
                 If a Partial Divestiture Event occurs, Representative shall be released from the exclusivity requirement, as set forth in
                 Section 12, for the specific LCI Services (included in the Collected Revenue) in the specific geographic area(s) used by the ACN-Sold Customers of the member of LCII's Control Group sold or transferred for value in accordance with the Partial Divestiture Event. Further, even if a Partial Divestiture Premium Payment is made pursuant to this Section 5(b), this Agreement shall remain in full force and effect for the remainder of the Term and no Stay Period shall be created as a result of such transaction or payment. Subject to the sentence immediately hereafter, the parties acknowledge and agree that Exhibit "C" and Sections 6 and 7 shall not apply to this Section 5(b). Any Partial Divestiture Premium Payment made by LCI to Representative pursuant to this Section 5(b) shall be excluded from any Change in Control Premium Payment that may be due pursuant to Sections 5(a), 5(d), 6, or 7 herein. In addition, the revenue from the ACN-Sold Customers of the member of LCII's Control Group sold or transferred for value in the Partial Divestiture Event shall be excluded from Collected Revenue (as defined in Section 3(c)) and the payment of commissions hereunder.

         c. In the event that LCII or any member of LCII's Control Group sells or otherwise transfers for value in a single transaction or a series of transactions to a Person or Group, other than to one or more members of LCII's Control Group, any of the ACN-Sold Customers (hereinafter referred to as an "Asset Divestiture Event") then Representative shall be paid an amount equal to three (3) times the average actual monthly Collected Revenue for the three (3) full calendar months prior to the occurrence of the Asset Divestiture Event for such specific ACN-Sold Customers involved in such sale or transaction (such payment shall be referred to as an "Asset Divestiture Payment"). The Asset Divestiture Payment shall be made in full within seventy-five (75) days of the Asset Divestiture Event. If an Asset Divestiture Event occurs, Representative shall be released from the exclusivity requirement, as set forth in Section 12, for the specific LCI Services (included in the Collected Revenue) in the specific geographic area(s) used by the ACN-Sold Customers involved in such Asset Divestiture Event. Further, even if an Asset Divestiture Payment is made pursuant to this Section 5(c), this Agreement shall remain in full force and effect for the remainder of the Term and no Stay Period shall be created as a result of such sale or transaction. Subject to the sentence immediately hereafter, the parties acknowledge and agree that Exhibit "C" and Sections 6 and 7 shall not apply to this
                 Section 5(c). Any Asset Divestiture Payment made by LCI to Representative pursuant to this Section 5(c) shall be excluded from any Change in Control Premium Payment that may be due pursuant to Sections 5(a), 5(b), 5(d), 6, or 7 herein. In addition, the revenue from the ACN-Sold Customers sold or transferred for





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                 value in an Asset Divestiture Event shall be excluded from
                 Collected Revenue (as defined in Section 3(c)) and the payment of commissions hereunder.

         d. In the event of a stock repurchase or buyback program by LCII resulting in any Person or Group being the beneficial owner in the aggregate of at least 50% of the Equity Securities of LCII for a period of more than ninety (90) days, then, in such event, Representative shall be paid a Change in Control Premium Payment as described in Section 6 for a Change in Control occurring prior to April 30, 1998 or Section 7 for a Change in Control occurring after April 30, 1998. This provision shall not apply to (a) one (1) or more members of LCII's Control Group or (b) Warburg or an Affiliate of Warburg. Any Change in Control Premium Payment made by LCI to Representative pursuant to this Section 5(d) shall be excluded from any Change in Control Premium Payment that may be due pursuant to Section 5(a) herein.

         e. For purposes of this Section 5, the following terms shall be defined as set forth below:

                 (i) "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person, where control is defined as the power to influence the management and conduct the affairs of such Person;

                 (ii) "Equity Securities" means (a) in the case of a corporation, the shares of capital stock entitled to vote generally in the election of directors; (b) in the case of a limited liability company, membership interests therein entitled to profits or losses or distributions upon the dissolution and liquidation of such limited liability company that are not fixed in amount or percentage (other than by reference to the percentage interest of a member of such limited liability company); and (c) in the case of a partnership, joint venture, association, trust or other entity, the equity interests therein entitled to profits or losses or distributions upon the dissolution and liquidation of the entity that are not fixed in amount or percentage (other than by reference to the percentage interest of a partner, member, beneficiary of or other participant in such entity);

                 (iii) "Group" means any two or more Persons acting together for the purposes of effecting any transaction referred to in this Section 5;

                 (iv) "LCII's Control Group" means any corporation, limited liability company, partnership, joint venture or other entity in which LCII (a) directly owns at least 50% of the Equity Securities, or (b) indirectly, through one or more other Persons, owns at least 50% of the Equity Securities of such entity;

                 (v) "Person" means any individual, partnership, joint venture, association, limited liability company, trust, corporation or other entity.

6. Change in Control Premium Payment (if Change in Control of LCI occurs prior to April 30, 1998).

         a. In the event of a Change in Control (as defined herein) prior to April 30, 1998, Representative shall be paid a "Change in Control Premium Payment" (as outlined in Exhibit C) which will equal three (3) times the average actual monthly Collected





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                 Revenue for the first three (3) full calendar months beginning on the first day of the first full calendar month after the legally completed Change in Control ("Transition Period"). One-half of the Change in Control Premium Payment will be paid to Representative seventy-five (75) days from the beginning of the Stay Period ("Payout Date") plus one percent (1%) interest per month calculated as of the first day of the Stay Period until the Payout Date. The remaining one-half of the Change in Control Premium Payment will be trued up and paid to Representative in accordance with the true-up calculation in Exhibit "C" based upon revenue performance for the twenty-one
                 (21) months beginning in the fourth (4th) full month after the legally completed Change in Control date (the "Stay Period"). Further, Representative will be entitled to a one time payment of [*****************************************************]
                 paid within thirty (30) days following the legally completed Change in Control, plus applicable interest of one percent
                 (1%) per month from the Effective Date until payment. Upon the beginning of the Stay Period (defined above), Representative's various commission levels will be reduced ("Change in Control Commission Adjustments") by thirty and eight-tenths percent (30.8%) on Collected Revenue. For example:

                 Commission rate for Collected Revenue prior to LCI Change in Control for certain LCI Services: [***]

                 Change in Control Commissions Adjustment:  30.8%

                 New Commission Rate as of the beginning of the Stay Period:
                 [******************]

         b. LCI may elect not to pay the Incremental Signing Bonus set forth in Section 4(b) in the event of a Change in Control prior to or on April 30, 1998.

7. Calculation of Change in Control Premium Payment (if Change in Control of LCI occurs on or after May 1, 1998).

                 In the event of a Change in Control (as defined above in Paragraph 5) on or after May 1, 1998, Representative shall be paid a Change in Control Premium Payment less Five Million Dollars (if Representative was paid Five Million Dollars ($5,000,000) pursuant to Paragraph 4 (b)(ii) above) plus applicable interest of one percent (1%) per month calculated from the date it was paid by LCI to the Payout Date (as defined herein). One- half of the Change in Control Premium Payment will be paid to Representative on the Payout Date.
                 The remaining one-half of the Change in Control Premium Payment will be trued up with interest (in accordance with Exhibit "B") at the rate of one percent (1%) per month from the first day of the Stay Period to the Remainder Payout Date (as defined in Exhibit "C") and paid to Representative on the Remainder Payout Date subject to the true-up calculation.
                 Upon the beginning of the Stay Period (defined above), Representative's Change in Control Commission Adjustment shall equal thirty and eight-tenths percent (30.8%) or, in the alternative, thirty-three and three-tenths percent (33.3%) if the commission was [******************************] after
                 April 30, 1998,  as provided in Paragraph 3(a)(iii) above.
                 LCI shall not be obligated to pay and shall not pay the one-time payment of [***************************************]
                 provided in Section 6 above.

                                CONFIDENTIAL

8.       Letters  of Authorization.

         a. Representative shall only submit to LCI primary interexchange carrier (PIC) letters of authorization ("LOAs") that are compliant in all respects with applicable FCC regulations. Further, Representative shall only use LOAs that have been approved and authorized for current use by LCI. In the event a local exchange carrier (LEC) or any regulatory or judicial entity assesses or levies against LCI or any LCI Affiliate (defined herein as LCII, any entity controlled by LCII or its direct or indirect subsidiaries and any entity under common control with LCII or its direct or indirect subsidiaries) any charges, fines, or forfeitures for improper or invalid PIC authorizations relating to any LCI Services ordered through or by Representative (collectively referred to as "Fines"), Representative shall promptly reimburse LCI or LCI Affiliate for all Fines plus an LCI management fee not to exceed [********************] per customer telephone number ordered through or by Representative that is deemed to lack proper PIC authorization and/or is not compliant with 47 CFR 64.1150 of the FCC rules or such amended rules that might be issued by the FCC or other regulatory agency in the future (defined herein as "Fees"). LCI will make best efforts to provide Representative with a copy of such amended rules relating to PIC authorizations and LOAs. The payment for any such Fees and Fines may be withheld by LCI from otherwise payable commissions as follows: LCI shall have the right to offset all Fees and Fines against payable commissions up to [***********************] of such Fine or Fee per occurrence. Any Fees and Fines above the [********************************
                 **] threshold shall be offset against Representative's payable commissions by fifty percent (50%) and the fifty percent (50%) remaining balance will be paid (not offset against Representative's payable commissions) by Representative to LCI within thirty (30) days of written notification from LCI.
                 Upon the request of LCI, Representative shall promptly and in good faith provide to LCI, LCI Affiliate, or the LEC, at Representative's expense, any documentation required by the LEC or regulatory agency regarding PIC selections or authorizations for customers sold hereunder. In addition, Representative shall completely and in good faith cooperate with LCI and all LEC's and regulatory and enforcement agencies in attempting to resolve all PIC selection and authorization and related disputes including, but not limited to, promptly responding to inquiries or complaints from governmental bodies or private individuals or entities and providing original LOAs and order forms containing customer signatures. Further LCI, in its sole discretion and without obligation or liability for possible or actual reduction of commission payments to Representative, may suspend the acceptance of orders by Representative in any state where there is any actual or threatened investigation or litigation involving the sales practices or marketing activities of Representative or any Representative Independent Contractor. The obligations under this Section are in addition to Representative's obligations under Section 10 below.

         b. In the event of a dispute between the parties regarding liability under this Section, the parties shall attempt to resolve such dispute prior to initiating Arbitration.

9.       Trademarks and Tradenames.

         Representative shall sell the LCI Services under the trademarks and tradenames of LCI or LCI Affiliate only as approved in writing in advance by LCI. Representative, its Affiliates (defined herein as Representative's parent company, any entity in which Representative directly or

                                CONFIDENTIAL
         indirectly owns an equity or partnership interest, or any entity under common control with Representative, its parent company, or its direct or indirect subsidiaries) and Representative Independent Contractors shall not use, in its business, trade or corporate name the name "LCI", any name of a service provided by LCI or any LCI Affiliate, the LCI trademark or service mark of LCI or LCI Affiliate, or any LCI or LCI Affiliate's symbol, registered mark, or other intellectual property without the prior, express written consent of LCI. Representative shall actively and promptly enforce the requirements of this Section 9 against any misuse or infringement by Representative, its Affiliates, and/or Representative Independent Contractors including, without limitation, taking prompt disciplinary action against such person or entity, terminating the distributorship or Representative Independent Contractor relationship, and/or withholding such person's or entity's commissions. In addition, upon request from LCI, Representative shall promptly cooperate with LCI in connection with having any third party discontinue any unauthorized use of LCI's or LCI Affiliate's trademarks or tradenames including, without limitation, unauthorized use of any LCI registered mark on the Internet.

10.      Warranties and Representations.

         Representative hereby warrants and covenants that, during the Term hereof, it, and all of its employees and agents, shall abide by the following terms and conditions:

         a. Representative shall notify LCI in writing within five (5) business days if it becomes aware of any actual or threatened investigation or litigation of Representative's or any Representative Independent Contractor's sales or marketing activities by any federal, state, or local governmental body or agency or Representative becomes subject to or enters into any consent decree, judgment, injunction, restraining order, settlement agreement, or agreement or order relating to the conduct of its business;

         b. Representative is now in compliance with and will, for the duration of the Term, comply in all material respects with all foreign and domestic laws, statutes, ordinances, rules, regulations, and orders applicable and material to this Agreement and performance of its obligations hereunder including, without limitation, FCC rules and regulations pertaining to presubscription of customers and LOAs;

         c. Representative and its Representative Independent Contractors shall sell LCI Services only to those potential customers who meet all eligibility requirements as set forth in LCI's applicable state and federal tariffs (the "Tariff"). Further, throughout the Term hereof, Representative shall use best efforts to ensure that the LCI Services sold by Representative and its Representative Independent Contractors are offered in accordance with the rates, terms and conditions set forth in the Tariff and all sales representations and activities remain in full compliance with all applicable laws, regulations, and orders of any court or regulatory agency. Representative shall actively and continuously provide formal training and updated information to its employees and Representative Independent Contractors in order to ensure compliance with this commitment;

         d. Representative and its Representative Independent Contractors agree to use only those means of marketing and selling of LCI Services that are acceptable to LCI. Representative specifically acknowledges that solicitation by direct mail, telemarketing, barter arrangement, sweepstakes, contests, or drawings are not permitted by

                                CONFIDENTIAL

                 Representative or its Representative Independent Contractors, without prior written approval of LCI;

         e. Representative is and will continue to be duly organized, validly existing and in good standing under the laws of Michigan and is and will continue to be authorized to do business in the jurisdictions in which the ownership of its properties or assets or conduct of its business legally so requires;

         f. Representative agrees that the consummation of this Agreement is not in conflict in any respect with, and will not constitute a default under, any other agreements or judicial or administrative orders to which Representative is a party or by which it may be bound; and

         g. Representative is not in default or otherwise in non-compliance in any material respect with any contract, agreement or other arrangement for goods, services or technology, the termination of which might reasonably be expected to have a material adverse effect on Representative's ability to perform any of its obligations hereunder.


11.      LCI Customers.

         Representative agrees that LCI has the right to market all of its products and services to Existing Customers (as defined below) and customers sold or solicited by Representative. No consent is needed from Representative in order for LCI to contact these customers directly as these are LCI customers, and LCI shall remain responsible for all aspects of the customer relationship.

12.      Exclusivity and Non-Competition.

         a. Representative and its Representative Independent Contractors shall, throughout the Term and subject to Sections 12(c) and 12(d) below, continuously and actively market and sell LCI local and long distance services, regardless of the facilities used, (including, without limitation, inbound and outbound, switched and dedicated, interLATA, intraLATA, and interexchange services) on an exclusive basis. In consideration of the payments and commitments made by LCI to Representative, Representative and its Representative Independent Contractor shall not, directly or indirectly, sell to or solicit local and/or long distance services, regardless of the facilities used, (including, without limitation, inbound and outbound, switched and dedicated, interLATA, intraLATA, and interexchange services or related services) on behalf of itself or any other carrier, entity or individual including, but not limited to, any future or existing Affiliate and shall not compete, directly or indirectly, against LCI or any LCI Affiliate in any manner during the Term within the Restricted Territory, defined as everywhere within the United States (collectively the "Forbidden Activities"); provided, however, that, if LCI terminates this Agreement as a result of a breach by Representative, Representative shall not engage in any of the Forbidden Activities within the Restricted Territory for a period of eighteen (18) months from the effective date of the termination.

         b. Representative shall, as a material term of this Agreement, require its executives and any future employees with duties similar to those of the executives (identified in Exhibit "D") (the "Executives), to sign a Non-Compete and Non-Solicitation Agreement with

                                CONFIDENTIAL

                 Representative (as provided in Exhibit "E" ) within thirty
                 (30) days of the execution of this Agreement by both parties or prior to the hiring of the Executives and shall provide a fully executed copy of the Non-Compete and Non-Solicitation Agreements to LCI within ten (10) days of their execution. Representative agrees that LCI and LCI Affiliates shall be deemed third party beneficiaries of each such executed Non-Compete and Non-Solicitation Agreement. Representative shall promptly and strictly enforce the terms and conditions of all Non-Compete and Non-Solicitation Agreements entered into with any of the Executives and shall take no action which may limit, restrict or preclude the full and complete enforcement of any such Non-Compete and Non-Solicitation Agreement.

         c. The parties acknowledge that the services specifically identified in Exhibit "F" are expressly excluded from the exclusivity requirements of this Section 12 (a) above ("Non-Exclusive Services"). Within thirty (30) days after receipt of a written request by Representative to add to the Non-Exclusive Services list, Representative and LCI agree to negotiate in good faith to determine whether to grant Representative's request. If the parties cannot reach agreement to determine whether Representative's request will result in a breach of Section 12(a) above, the parties shall have the issue decided through arbitration (as set forth in Section 22) and Representative shall not actively market any requested new service or product pending the final resolution of any such arbitration.

         d. The parties also agree that Representative's [****************************** *****************] of this
                 Section 12 until LCI [****************************************
                 **************************************************************
                 ***] In the event that Representative [***********************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 *******************************************************] In
                 order to [****************************************************
                 **************************************************************
                 **************************************************************
                 *******************************************************] .

         e. In consideration of the payments by LCI to Representative hereunder, LCI shall have a Right of First Refusal to acquire Representative's cellular and/or paging customer base in accordance with the procedures of Section 15. In the event that LCI elects to purchase Representative's cellular and/or paging customer base, paging and cellular services will be deleted from Exhibit "F" and the exclusivity requirement contained herein shall apply to such services. Under no circumstances shall the cellular and/or paging services revenue purchased by LCI be included in the definition of Collected Revenue.

                                CONFIDENTIAL

13.      Non-Interference.

         a. During this Agreement, Representative shall not sell any telecommunications services similar to LCI Services in type or manner to any existing LCI customers not originally sold by Representative ("Existing Customers"). LCI shall have no obligation to pay commission for any sale in breach of Representative's obligations under this Section and shall have the right to "chargeback" Representative the amount of commissions that may have been paid for any sales in breach of Representative's obligations under this Section.

         b. In the event this Agreement is terminated for cause by LCI for the grounds set forth in Section 17 below, expires, or a Change in Control (as defined herein) occurs, Representative further covenants and agrees that, for a period of two (2) years from the effective date of the termination, expiration, or Change in Control, it shall not, directly or indirectly, divert, entice, knowingly call upon or actually sell or solicit, or take away Existing Customers or any ACN-Sold Customers (defined as LCI customers whose usage of LCI Services is included in the calculation of Collected Revenue) (such activities are collectively referred to herein as "Solicitation"). Throughout the Term, Representative shall, both through Representative's policies and procedures and in the Representative Individual Contractor agreements with Representative, retain in full force and effect and strictly and uniformly enforce the covenant of no Solicitation and the protection of competitively sensitive information pertaining to ACN-Sold Customers and Existing Customers. Within thirty
                 (30) days of the execution of this Agreement, Representative shall revise its policies and procedures to comply with the covenants and obligations of this Section 13(b).
                 Subsequently, Representative shall promptly and in good faith submit such policies and procedures to LCI for review and comment.

         c. Further, Representative and LCI acknowledge and agree that LCI shall be a third party beneficiary pertaining to the enforcement of the covenant of no Solicitation and the protection of such ACN Proprietary and Confidential Information and LCI Proprietary and Confidential Information as set forth in Exhibit "I". LCI, as such third party beneficiary, shall be conferred with the rights in its sole discretion, to take any action or pursue any remedy that it deems necessary in order to enforce the provisions hereof as to which it would be entitled to if it were a party executing the Representative Individual Contractor agreements.

         d. Upon the expiration or termination of this Agreement, the parties acknowledge and agree that the provisions of Sections 13(a) and 13(b) shall not apply to conversion of any active Representative Independent Contractors who is also a customer at the time of such expiration or termination of LCI to an LCI competitor.

14.      Change in Management.

         a. At Representative's discretion, if a Change in Management occurs (as defined below): (i) this Agreement will be terminated and (ii) the exclusivity and non-competition requirement of Section 12 shall terminate upon the legally completed Change in Management Date (defined below). In the event that Representative elects to terminate this Agreement because of a Change in Management of LCI, the Commissions for all Collected Revenue paid to Representative as of the Change in Management Date will be reduced by [ ****************] (For example, commissions paid by LCI of [*******

                                CONFIDENTIAL

                 ********************] on certain LCI Services will be reduced to [***************]

         b. "Change in Management" is defined as a transaction or series of transactions or events which result in (i) a person or entity beneficially owning (as defined in Rule 13(d)(2)(B) under Section 13 of the Securities and Exchange Act of 1934) twenty percent (20%) or more of the outstanding voting securities of LCI entitled to vote in the election of Directors ("Voting Securities") (other than Warburg or Warburg Affiliates), and (ii) if, within a six (6) month period, of such transaction or transactions described herein, all three
                 (3) of the following LCI officers employed as of the Change of Management Date cease to be employed with LCI in the following capacities or capacities similar thereto for any reason other than death, disability, or retirement after age 62: Chairman, President, and Chief Financial Officer.

         c. "Change in Management Date" is defined as the date that Representative provides LCI with written notice of its election to terminate this Agreement because of the Change in Management (as defined in Section 14(b) above); provided such notice must be received by LCI within six (6) months of the Change in Management.

15.      Right of First Refusal.

         During the Term of this Agreement, in the event Representative desires to sell its cellular and/or paging customer base (the "Transaction") upon receipt of a bone fide third party offer that Representative is prepared to accept for the Transaction, Representative shall provide LCI written notice setting forth all material terms and conditions of the offer for the Transaction ("the Offer"). LCI shall have a right of first refusal to purchase or accept the Offer, as the case may be, upon the terms and conditions specified in the Offer, or upon economically equivalent terms and conditions. LCI must give Representative written notice of its election to exercise its right of first refusal no later than thirty (30) days following its receipt of Representative's notice provided that, in the event the Offer received by Representative is conditioned upon a response of less than thirty
         (30) days, LCI shall be required to provide written notification to Representative of its exercise of the right of first refusal by such lesser time period as specified by the Offer but, in no event, shall LCI have less than fifteen (15) business days. In the event that LCI either fails to give timely notice, or gives notice that it declines to exercise its right, Representative may thereafter proceed with the Transaction, as applicable, with the proposed buyer, but only on terms which do not materially vary from those presented to LCI. If the terms and conditions of the Transaction changes with the proposed buyer, LCI will receive a renewed Right of First Refusal from Representative.

         In the event that Representative determines to proceed with a Transaction but has not received any bona fide Offer, Representative shall notify LCI of its desire to seek a buyer at least sixty (60) days prior to making a Transaction available to any third party. In the event that a Letter of Intent and other written agreement is not executed by Representative and/or LCI within such sixty (60) day period after each of the parties has negotiated in good faith to consummate the Transaction, thereafter, Representative may enter into negotiations with a third party in which event, the right of first refusal described above shall not apply. If the Transaction offered to a third party, however, is not materially similar to that made available to LCI, LCI shall have an opportunity to re-bid. Representative shall not accept an offer that has materially similar or less favorable terms without giving LCI an opportunity to re-bid.

                                CONFIDENTIAL

16.      Non-Hiring Notice of or Solicitation of Employees.

         During the Term hereof and for a period of two (2) years after termination or expiration of this Agreement, neither party shall solicit or offer employment to any employee of the party without prior written notification to the other party.

17.      Termination.

A.       Termination Without a Cure Period

         1. Either party may terminate this Agreement immediately at any time by written notice if any of the following occurs:

         a. The other party ceases to do business as a going concern other than following a merger, consolidation or other similar transaction with an entity controlled by or under common control with such party;

         b. The other party makes a general assignment for the benefit of creditors;

         c. The other party is unable, or admits in writing to its inability, to pay its debts as they become due;

         d. The other party is adjudicated to be insolvent, bankrupt, or is in receivership;

         e. The other party authorizes, applies for, or consents to the appointment of a trustee or liquidator for the sale, transfer, or assignment of all or a substantial portion of its assets, or has proceedings seeking such appointment commenced against it which are not terminated within sixty (60) days of such commencement;

         f. The other party files a voluntary petition under any bankruptcy or insolvency law or files a voluntary petition under the reorganization or arrangement provisions of the laws of the United States pertaining to bankruptcy or any similar law of any jurisdiction or has proceedings under any such law instituted against it which are not terminated within sixty
                 (60) days of such commencement;

         g. The other party has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by any creditor or governmental agency without such levy, seizure, assignment or sale being released, lifted, reversed or satisfied within ten (10) days;

         2. LCI may terminate this Agreement immediately at any time by written notice if any of the following occurs:

         a. Representative intentionally fails (except in limited instances where Representative has withheld commission payments from Representative Independent Contractors due to a good faith dispute or a violation of Representative's policies and/or procedures) or is unable to pay or is knowingly more than forty-five (45) days late in paying its Representative Independent Contractors the required percentage and amount of

                                CONFIDENTIAL
                 commissions in accordance with its contractual obligations to such individuals and/or entities. This provision does not apply to commission payments owed to its Representative Independent Contractors during the first ninety (90) days of their affiliation with Representative; or

         b. Any willful or intentional action by Representative which adversely affects LCI's reputation in the marketplace and is in any way related to the sale or marketing of LCI service; or

         c. Three (3) of the five (5) Executives ("Key Persons") cease to be actively employed on a full-time basis by Representative within any six (6) month period. The Key Persons are:
                 [**************************************************************
                 ******************************************]

If a court of competent jurisdiction determines, under applicable bankruptcy laws, that this Agreement may not be terminated by LCI pursuant to this Section 17, Representative agrees that, upon such ruling, LCI shall only be obligated to pay the Actual Paid Downstream Commissions in accordance with Section 18 during the remainder of the Term.

B.       Termination With A Thirty (30) Day Cure Period.

         1.      Termination By Either Party With A Thirty (30) Day Cure
                 Period.

         Either party may terminate this Agreement if the other party is in material breach and/or negligently or intentionally fails to perform the mutually agreed upon Performance Specifications provided in Exhibit "H" herein, as may be amended by the parties in writing, and the defaulting party fails to cure such breach and/or non-performance within thirty (30) days after receiving written notice from the non-defaulting party.

         2.      Termination By LCI With A Thirty (30) Day Cure Period.

         Representative shall not engage in any transaction or act that, directly or indirectly, shall result in a breach of any of the Individual Non-Competition and Solicitation Agreements set forth in Exhibit "E", Section 12 and/or 13, and Representative fails to cure such breach within thirty (30) days of receiving written notice from LCI.

18.      Remedies.

         a.      (i)      Except for LCI's termination of this Agreement for
                          breach of the exclusivity and/or non-interference requirements set forth in Sections 12, 13, and/or
                          17(B)(2), respectively, LCI's obligation to pay
                          Actual Paid Downstream Commissions is subject to and contingent upon Representative's full compliance with
                          Section 17(2)(a) above. With the exception of the termination of this Agreement by LCI because of Representative's breach of the exclusivity and/or non-interference obligations contained in Sections
                          12, 13, and 17(B)(2) of this Agreement, in the event that LCI terminates the Agreement with cause, LCI will continue to pay the Actual Paid Downstream
                          Commissions, and LCI will be entitled to seek all remedies available to it, at law or equity including, without limitation, injunctive relief without posting a bond or other security (such

                                CONFIDENTIAL
                          remedies will also be available to LCI for any breach of Section 12, 13, and 17(B)(2)). "Actual Paid Downstream Commissions" are defined herein as that portion of Collected Revenue (resulting from the actual use of LCI Services by customers signed up exclusively by Representative) that is actually being paid by Representative to its Representative Independent Contractors, based on the methodology and criteria in place twelve (12) months prior to such termination ("Calculation Date") and documented as set forth in Section 18(a)(ii) below; provided, however, in the event that Representative changes its methodology and/or criteria used to calculate the Actual Paid Downstream Commissions and such changes result in a reduction of the Actual Paid Downstream Commissions actually paid by Representative during any of the twelve (12) months prior to such termination, then LCI shall only be obligated to pay the reduced Actual Paid Downstream Commissions. In no event shall LCI's obligations under this Section 18 be applied or construed to require that LCI pay more than the applicable commission level in effect for each LCI Service at the time of LCI's obligation to pay such Actual Paid Downstream Commissions. Such Actual Paid Downstream Commissions shall be paid to Representative in consideration of the continuing support of LCI customer relationships, and LCI will reasonably cooperate to assist Representative in fulfilling this continuing obligation. Such payment shall not include any commission payments or other revenue that would ordinarily and/or actually be retained by Representative, its employees, executives and/or Affiliates and shall supersede commission payments currently being paid to Representative. Representative shall advise LCI promptly in writing of any and all changes to the methodology and criteria used to calculate Actual Paid Downstream Commissions during the Term. Representative acknowledges and agrees that no third-party beneficiary obligation will be created between LCI and Representative's Representative Independent Contractors or any other third party as the result of any LCI obligation to pay the Actual Paid Downstream Commissions to Representative or any provision of this Agreement and Representative shall remain solely responsible for paying the Actual Paid Downstream Commissions to Representative Independent Contractors along with addressing any claims or disputes that might arise as a result of its obligations to make such payments.

                 (ii) Within thirty (30) days of the execution of this Agreement, Representative shall submit to LCI in writing the following:

                          1. All documentation which establishes the basis for the current methodology used for determining, calculating, applying, and actually paying and distributing the Actual Paid Downstream Commissions; and

                          2. All documentation reflecting an actual example of the Actual Paid Downstream Commissions paid at each level of Representative's Multi- Level Marketing Plan for the three (3) month period prior to the Effective Date shall be provided to an independent third party engaged by LCI, and shall be held by such third party under seal until LCI is obligated to pay Actual Paid Downstream Commissions hereunder. In addition, at any time during the Term of this Agreement and notwithstanding anything to the contrary contained in Section 21 of this

                                CONFIDENTIAL

                                  Agreement, LCI shall have the right to audit the commission payments made to Representative Independent Contractors as well as the right to review the written agreement(s) between Representative and the individual Representative Independent
                                  Contractor(s).  Representative shall
                                  cooperate fully in any LCI audit, providing access to any books, records, and other documents necessary to determine the Actual Paid Downstream Commissions. The audit will be conducted in accordance with Section 21 of this Agreement.

         b. If Representative fails to pay any of its Representative Independent Contractors or other third party in connection with the performance of services related to this Agreement, LCI shall have the right, after written notice to Representative and Representative's failure to cure such non-payment within thirty (30) days of such notice, in its discretion, to withhold payment to Representative (final or otherwise) such sums as are reasonably necessary or appropriate to protect LCI and to enable LCI to assume payment of such claims, provided that such withholding shall be permitted only against claims that are not a subject of a continuing bona fide dispute between Representative and such third party. Any such withheld amount shall be applied by LCI, after the above notice provision has been provided and Representative has failed to cure the non-payment, in such manner as LCI may reasonably deem proper to secure protection or satisfy such claims. All sums so applied shall be deducted from LCI's payments to Representative. LCI's failure to withhold payment, final or otherwise, of a sum for any of the above contingencies, even though such contingency has occurred at the time of such payment, shall not be construed as a waiver by LCI of its rights with respect to such contingency. Neither the above-stated rights of LCI to withhold and apply monies nor any exercise or attempted exercise of, or omission to exercise, such rights by LCI shall create any obligation of any kind on the part of LCI to Representative Independent Contractors or any third party. Until actual payment is made to Representative, its right to any amount to be paid hereunder (even though such amount has already been certified as due) shall be subordinated to the rights of LCI under this Section.

         c. In addition to all other remedies available to LCI in law or equity and as set forth in this Agreement, in the event of a breach of Section 13(b) by Representative, its Representative Independent Contractors, or any Representative Affiliate, Representative shall pay to LCI the following amounts within ten (10) days of when either party becomes aware of such breach: [****************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 **************************************************************
                 *******************************************]


19.      Indemnification.

         a. Each party shall indemnify, defend and hold the other party, its officers, directors, employees, and Affiliates thereof, harmless from and against any and all claims,

                                CONFIDENTIAL
                 demands, actions, losses, damages, assessments, charges, liabilities, costs and expenses including, without limitation, interest, penalties, and attorney's fees and disbursements, which may at any time be suffered or incurred by, or be asserted against, any or all of them, directly or indirectly, on account of or in connection with:

                 (i) The other party's default under any material provision herein, breach of any warranty or representation herein, or failure in any way to perform any material obligation hereunder; or

                 (ii) Bodily injury (including death) or damage to real or tangible personal property of any person including, without limitation, any employee of either party and/or any third person, and any damage to or loss of use of any tangible, real, or personal property.

         b. Representative shall hold harmless and indemnify LCI from and against any claim, demand, cause of action, loss, damage, assessment, charge, cost, judgment, liability or expense relating to or arising out of the negligent or intentional acts/omissions of Representative or any Representative Independent Contractor including, but not limited to, misrepresentations to customers about LCI Services or the terms under which the LCI Services are made available by LCI.

         c. Any dispute regarding the indemnity obligations contained herein will be resolved by arbitration in accordance with
                 Section 22.

         d. Representative shall immediately notify LCI of any claims and actions or proceedings brought against it that are related in any way to the performance of this Agreement and shall cooperate with LCI to facilitate the settlement or defense of any such claim or action. LCI shall have the right to control any litigation or claim, including, without limitation, the right to defend and/or settle any lawsuits related to Representative's indemnification obligations at Representative's sole cost and expense, including attorney's fees, and conduct any settlement negotiations on behalf of itself and Representative. Selection of counsel shall be mutually agreed upon by the parties, which such approval shall not be unreasonably withheld or denied.

20.      Liability.

         a. With the exception of Sections 12, 13, and 18 above, neither Representative nor LCI shall have any liability under this Agreement for special, consequential, indirect or punitive damages, including, without limitation, loss of profits, even if advised of the possibility of such damages. With the exception of willful or intentional acts by LCI and any commissions and payments that may be due and owed by LCI pursuant to Sections 3, 4, 6, 7, 14, and 18 above, in no event shall LCI's total liability hereunder exceed one (1) month's average commission paid to Representative (as calculated by the commissions paid to Representative for the past ninety
                 (90) days prior to such event giving rise to LCI's liability).

         b. LCI will have no liability to Representative for commissions that might have been earned hereunder but for the inability, delay, or failure of LCI to provide LCI Services to

                                CONFIDENTIAL
                 any person or entity solicited by Representative or in the event of discontinuation or modification of LCI Services.

21.      Audit.

         LCI shall provide residential ACN-Sold Customer reports to Representative as follows:

         a.
                 [**************************************************************
                 **************************************************************
                 ******]

         b.      [**************************************]

         c.      [*************************************************************
                 **************************************************************
                 ************]

         d.      [***************************]

         The parties shall mutually agree in writing on any additional reports or information regarding residential and business ACN-Sold Customers reasonably requested by Representative.

         Not more than once annually, with the exception of Section 18 above, and upon not less than fifteen (15) days' written notice to the other party, LCI or Representative shall have the right to engage a certified public accounting firm or such other assistance, other than the assistance of a direct competitor, as it deems desirable to conduct an audit of all books and records of the other party directly related to the calculation and/or payment of commissions hereunder by either party, but excluding the call detail of LCI customers and LCI switch tapes. Either party may require any person or firm retained for this purpose to execute a non-disclosure agreement in favor of the other party. Such audit shall be conducted during regular business hours at the offices of the audited party where such books and records are regularly maintained and shall be paid for by the requesting party. Upon the discovery of any overpayments or underpayments of commissions by LCI or Representative, LCI will have the right to offset Representative commissions against any commissions due or owed and Representative shall promptly reimburse LCI, when applicable. If Representative has been underpaid, LCI shall promptly reimburse Representative for any such underpayment.

22.      Arbitration.

         Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief, any claim or controversy arising out of or related to this Agreement, shall be settled by binding arbitration before a single arbitrator administered by the American Arbitration Association, in accordance with the Complex Commercial Rules of the American Arbitration Association under its Commercial Arbitration Rules and Supplementary Procedures for Large, Complex Disputes, with the matter to be heard in Washington, D.C..
         The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code) notwithstanding any choice of law provision in this Agreement. The parties agree that, except for misapplication of the law, judgment upon the award rendered in such arbitration may be entered in and enforced by any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its case. The cost of the

                                CONFIDENTIAL
         arbitration, including the fees and expenses of the arbitrator(s), will be shared equally by the parties unless the award otherwise provides.

23.      Confidentiality.

         The parties hereby agree to abide by the terms and conditions of the mutual Non-Disclosure Agreement attached hereto as Exhibit "I".

24.      Insurance.

         Representative shall secure and maintain Worker's Compensation, General Comprehensive liability insurance and automobile insurance in sufficient amounts to comply with all applicable laws and to cover its respective obligations under this Agreement, including claims for bodily and personal injury, death, property damage, and all other harm caused by or occurring in connection with Representative's performance under this Agreement. Further, certificates of insurance shall be submitted to LCI naming LCI an ADDITIONAL INSURED on such policies as appropriate, prior to the execution of this Agreement. These certificates shall certify that no material alteration, modification or termination of such coverage shall be effective without at least thirty (30) days advance notice to LCI. Upon request, Representative shall furnish insurance certificates as evidence of such coverage.

         At a minimum, Representative agrees to maintain the following insurance coverage's.

         a.      Comprehensive or Commercial General Liability Insurance:

                 $1,000,000 per occurrence combined single limit/$2,000,000 general aggregate and will include coverage for the use of independent contractors, products, and completed operations.

         b.      Business Automobile Liability Insurance

                 Business Automobile Liability Insurance including coverage for owned, hired, leased, rented and non-owned vehicles as follows:

                          $1 Million combined single limit per accident

         c.      Worker's Compensation and Employer's Liability Insurance:

                 Worker's Compensation in the statutory amounts and with benefits required by the laws of the state in which the LCI Services are sold and the states (in which employees and/or Representative Independent Contractors are hired, if the states(s) are other than that in which the LCI Services are sold).

         THE REQUIRED MINIMUM LIMITS OF COVERAGE SHOWN ABOVE WILL NOT IN ANY WAY RESTRICT OF DIMINISH REPRESENTATIVE'S LIABILITY UNDER THIS AGREEMENT.

25.      No Waiver.

                                CONFIDENTIAL

         The failure of either party to insist on the strict performance of any terms, covenants and conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights shall not be construed as a waiver or relinquishment of any such rights or conditions at any time and shall in no way affect the continuance in full force and effect of all the provisions and conditions of this Agreement.

26.      Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Neither this Agreement nor any rights or obligations of Representative shall be transferable or assignable by Representative under any circumstances including but not limited to, an assignment by operation of law, an assignment in connection with a change in control of Representative, or any other type of acquisition, without LCI's prior written consent. Any attempted transfer or assignment hereof by Representative not in accordance herewith shall be null and void. Further, the terms and conditions of this Agreement shall have no effect on, or supersede or amend the terms and conditions of, third-party agreements with other LCI representatives.

27.      Contingency.

         This Agreement is subject to the timely approval by the Board of Directors of LCI. If such approval is not obtained within 30 days from the date this Agreement is executed by LCI, this Agreement shall be null and void ab initio.

28.      Survivability.

         Notwithstanding any termination or expiration of this Agreement, Sections 12, 13, and 18(c), and the Non-Compete and Non-Solicitation Agreements (as provided in Exhibit "E), and any other provision hereof, which, by its context, is intended to survive the termination or expiration hereof, shall so survive.

29.      Severability.

         If any term or provision of this Agreement, or any exhibit is found to be invalid or unenforceable in any situation or jurisdiction, such determination shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, and the remaining provisions of this Agreement and all exhibits shall remain in full force and effect.

30.      Force Majeure.

         Neither LCI nor Representative will be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from (a) compliance with any law, ruling, order, regulation, requirement of any federal, state or municipal government or department or agency thereof or court of competent jurisdiction;
         (b) acts of God; (c) acts or omissions of the other party; (d) fires, strikes, war, insurrection or riot; (e) or any other cause beyond its reasonable control. Any delay resulting therefrom will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

                                CONFIDENTIAL

31.      Right to Renegotiate.

         If, during the Term of this Agreement, the dynamics of the telecommunication industry change in such a manner that telephone calls are no longer measured, charged, or characterized as principally local, long distance, and/or toll in nature, the parties shall promptly negotiate in good faith to amend this Agreement to uphold the intent and spirit of Representative's commitment to sell LCI's telecommunications services on an exclusive and primary basis as set forth in Section 12 above.

32.      Entire Agreement.

         This Agreement, its Exhibits and Attachments, contain the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior written and verbal discussions, promises, and agreements between the parties with respect to the matters contained herein. No modifications or amendments may be made to this Agreement except by written instrument executed by both parties.

33.      Notices.

         All notices under this Agreement, whether addressed to LCI or Representative, must be in writing and shall be sent by overnight carrier service, return receipt requested, to the parties at the below addresses:

                 If to LCI:             LCI International
                                        8180 Greensboro Drive, Suite 800
                                        McLean, VA 22102
                                        Attn:  President

                 With An Additional
                     Copy to:           LCI International
                                        8180 Greensboro Drive, Suite 800
                                        McLean, VA 22102
                                        Attn:  General Counsel

                 If to Representative:  American Communications Network, Inc.
                                        100 West Big Beaver, Suite 400
                                        Troy, MI  48084
                                        Attn:  President

                 With An Additional
                    Copy to:            David Steinberg, Esq.
                                        Hertz, Schram & Saretsky
                                        1760 South Telegraph Road, Suite 300
                                        Bloomfield Hills, Michigan  48302

                                CONFIDENTIAL

34.      Interpretation.

         The parties have participated jointly in the negotiations and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

35.      Jurisdiction.

         The parties hereto agree that this Agreement shall be construed in accordance with and governed in all respects by the laws of the State of New York.

36.      Counterparts.

         This Agreement may be signed in multiple counterparts, all of which shall constitute an original.


IN WITNESS WHEREOF, the parties have executed this Agreement to become effective as of the date first written above.

LCI INTERNATIONAL TELECOM CORP.            AMERICAN COMMUNICATIONS NETWORK, INC.
         ("LCI")                                     ("Representative")


By:                                        By:
   ------------------ ---------               --------------------------- ------
   Thomas Wynne       Date                    Gregory Provenzano          Date
   President                                  President

                                CONFIDENTIAL

                                   EXHIBIT "A"

LCI Services

All America Plan
Home 800
Extend Your Reach
WorldCard
LCI Alternative
Simply Business
Simply Guaranteed
Integrity
Audio Teleconferencing
Point-to-Point Products
WAL
Campus Talk
Cellular Lightcall
Lightcall Plus

LCI Services Not Currently Sold but Commissionable

MLM
S.F.I.

                                CONFIDENTIAL

                                  EXHIBIT "B"

1) CALCULATION OF INCREMENTAL SIGNING BONUS PAYMENT

The Incremental Signing Bonus Payment is equal to the total net present value of [***********] of each month's Actual Collected Revenue ("Monthly Amount") from the Effective Date of the Agreement through April 30, 1998 [************** *********************************] ("Target Amount"). On July 1, 1998, each
Monthly Amount will be discounted back to its net present value as of the Effective Date of the Agreement at one (1%) percent per month ("Monthly Present Value"). The aggregated total of the Monthly Present Values from May 1996 through April 1998 ("Actual Amount") less Target Amount shall equal the Incremental Signing Bonus Payment.

A.    Monthly Amount = [ **********] x actual monthly Collected Revenue

B.    The Monthly Present Value calculation will be as follows:

                 Monthly Present Value = Monthly Amount [***********]

                 where "n" equals the number of months from the Effective Date of the Agreement

         Example:

         The Monthly Present Value Calculation for month four (4) is as follows:

                 Monthly Collected Revenue                          [***************]
                 Periods (n)                                        = 4
                 [****] of Monthly Revenue ("Monthly Amount")       [***************]
                 Monthly Present Value =[*******************]       [***************]

C. The formula for calculating the Incremental Signing Bonus Payment shall be as follows:

                 Actual Amount less Target Amount

D. For illustrative purposes, if the Agreement is effective as of May 1, 1996, the Monthly Present Values and resultant Incremental Signing Bonus Payment would be calculated as follows (the figures relied on below are estimates only; Actual Collected Revenue will be used in computing the calculation):

                                                             [********]
                       MONTHLY                               OF REVENUE             MONTHLY
                      COLLECTED                               ("MONTHLY             PRESENT
    MONTH              REVENUE             PERIODS            AMOUNT")               VALUE
    -----              -------             -------            --------               -----
     May-96        [************]             1             [***********]      [**************]
     Jun-96        [************]             2             [***********]      [**************]
     Jul-96        [************]             3             [***********]      [**************]
     Aug-96        [************]             4             [***********]      [**************]
     Sep-96        [************]             5             [***********]      [**************]
     Oct-96        [************]             6             [***********]      [**************]
     Nov-96        [************]             7             [***********]      [**************]
     Dec-96        [************]             8             [***********]      [**************]
     Jan-97        [************]             9             [***********]      [**************]
     Feb-97        [************]             10            [***********]      [**************]
     Mar-97        [************]             11            [***********]      [**************]
     Apr-97        [************]             12            [***********]      [**************]
     May-97        [************]             13            [***********]      [**************]
     Jun-97        [************]             14            [***********]      [**************]

                                CONFIDENTIAL

     Jul-97        [************]             15            [***********]      [**************]
     Aug-97        [************]             16            [***********]      [**************]
     Sep-97        [************]             17            [***********]      [**************]
     Oct-97        [************]             18            [***********]      [**************]
     Nov-97        [************]             19            [***********]      [**************]
     Dec-97        [************]             20            [***********]      [**************]
     Jan-98        [************]             21            [***********]      [**************]
     Feb-98        [************]             22            [***********]      [**************]
     Mar-98        [************]             23            [***********]      [**************]
     Apr-98        [************]             24            [***********]      [**************]

("ACTUAL AMOUNT")                                                              [**************]



INCREMENTAL SIGNING BONUS PAYMENT=[***************************************]

2.  PAYOUT OF INCREMENTAL SIGNING BONUS

1.  Example 1:

If the Actual Amount is greater than the Target Amount, based on the application of the foregoing formula for calculating the Incremental Signing Bonus Payment, LCI shall pay to Representative the difference, plus interest at the rate of one percent (1%) per month accruing back to the Effective Date of the Agreement on June 15, 1998 ("Incremental Signing Bonus Payout Date"):

EXAMPLE:

         Assuming:

         Actual Amount                                              [***************]
         Target Amount                                              [***************]
         Effective Date of the Agreement                            = May 1, 1996
         Incremental Signing Bonus Payout Date                      = June 15, 1998
         Number of months                                           = 25.5

         LCI owes Representative:

         [**********************************************]

2.  Example 2

If the Actual Amount is less the Target Amount based on the application of the foregoing formula for calculating the Incremental Signing Bonus Payment, Representative shall pay to LCI the difference, plus interest at the rate of one percent (1%) per month accruing back to the Effective Date of the Agreement on Incremental Signing Bonus Payout Date.

EXAMPLE:

         Assuming:

         Actual Amount                                              [***************]
         Target Amount                                              [***************]
         Effective Date of the Agreement                            = May 1, 1996
         Incremental Signing Bonus Payout Date                      = June 15, 1998
         Number of months                                           = 25.5

         Representative owes LCI:

         [***********************************************]

                                CONFIDENTIAL

                                  EXHIBIT "C"

                CALCULATION OF CHANGE IN CONTROL PREMIUM PAYMENT
A.  Definitions:

1. Transition Period: The first three (3) full calendar months beginning on the first day of the first full calendar month after the date of the legally completed Change in Control.

2. Monthly Revenue Average: The average per month of Collected Revenue during the Transition Period.

3. Monthly Revenue Average With Attrition: The Monthly Revenue Average adjusted by an Attrition Percentage (defined as (a) two and four tenths percent (2.4%) per month during the Stay Period if LCI's successor is an entity other than a facilities-based interexchange carrier; (b) [*******************] during the Stay Period if [***************************
    ****************************************************************************
    ************************************************************************]

4. Change in Control Premium Payment: Three (3) times the Monthly Revenue Average which is comprised of the Initial Change in Control Premium Payment and the Remainder Change in Control Premium Payment.

5.  Payout Date: Seventy-Five (75) days from the beginning of the Stay Period..

6. Initial Change in Control Premium Payment: One-half of the Change in Control Premium Payment paid to Representative on the Payout Date.

7. Stay Period: The twenty-one (21) months beginning the fourth (4th) full month after the legally completed Change in Control date.

8. Remainder Change in Control Premium Payment: The estimated one-half of the Change in Control Premium Payment paid into escrow on the Payout Date for the Stay Period.

9. Final Change in Control Premium Payment: The Remainder Change in Control Premium Payment subject to a true-up (as provided in Section C below of this Exhibit C) plus interest at the rate of one percent (1%) per month from the Payout Date to the Remainder Payout Date.

10. Remainder Payout Date: Seventy-Five (75) days after the end of the Stay Period.

11. Monthly Adjustment: The percentage of monthly Collected Revenue above the Monthly Revenue Average divided by the number of months in the Stay Period, or the percentage of monthly Collected Revenue below the Monthly Revenue Average with Attrition divided by the number of months in the Stay Period, whichever is applicable. The Monthly Adjustment will be calculated for each month of the Stay Period.

12. Total Adjustment Factor: Total of Monthly Adjustments over the Stay Period.

13. Adjusted Change in Control Premium Payment: The Change in Control Premium Payment adjusted by the Total Adjustment factor but not including any interest.

B.  Calculation of Change in Control Premium Payment:

         EXAMPLE: Assume that the legally completed Change in Control date is January 31, 1999. The transistion period would be the [*************** *********************************************************]

         Transisiton Period                        Monthly  Collected Revenue During  Transition Period
         ------------------                        ----------------------------------------------------
         February, 1999                                     [**********]
         March, 1999                                        [**********]
         April, 1999                                        [**********]
                                                            ------------

         Total Collected Revenue during Transisiton Period  [**********]

                                CONFIDENTIAL

         Monthly Revenue Average = [********************]

         Change in Control Premium Payment = [**********************]

C) Calculation of Monthly Revenue Average [***************]

Each month following the first month of the Stay Period a Monthly Revenue Average [**************] will be calculated as follows:

(previous month's Monthly Revenue Average [**********] x (1-[****************])

Example

Stay Period begins May 1, 1999
[***********************] per month (LCI's successor is an entity other than a facilities-based interexchange carrier)

                                                     Monthly
                                                     Revenue
                                                     Average
                                                 [*********]
                                Month
                                -----
                                May-99        [************]
                                Jun-99        [************]
                                Jul-99        [************]
                                Aug-99        [************]
                                Sep-99        [************]
                                Oct-99        [************]
                                Nov-99        [************]
                                Dec-99        [************]
                                Jan-00        [************]
                                Feb-00        [************]
                                Mar-00        [************]
                                Apr-00        [************]
                                May-00        [************]
                                Jun-00        [************]
                                Jul-00        [************]
                                Aug-00        [************]
                                Sep-00        [************]
                                Oct-00        [************]
                                Nov-00        [************]
                                Dec-00        [************]
                                Jan-01        [************]

D)  Calculation of Final Change in Control Premium Payment

1. The Remainder Change in Control Premium Payment will be delivered to an escrow agent on the Payout Date in accordance with an escrow agreement to be mutually agreed to in writing by both parties prior to payment. In consideration of Representative being entitled to receive interest at the rate of one percent (1%) per month for the Remainder Change in Control Premium Payment, LCI shall be entitled to retain all actual interest on any amount held in escrow during the Stay Period. The Remainder Change in Control Premium Payment will remain in escrow during the Stay Period. Two
   (2) months after the end of the Stay Period, the Remainder Change in Control Premium Payment will be subject to a true-up prior to payment to Representative on the Remainder Payout Date. The true-up will be calculated as follows:

         For each month during the Stay Period, a Monthly Adjustment will be calculated.

                                CONFIDENTIAL

         If any month's Monthly Collected Revenue during the Stay Period is greater than the Monthly Revenue Average, the month's Monthly Adjustment amount will equal:

             ((Monthly Collected Revenue - Monthly Revenue Average) / (Monthly Revenue Average)) x (1/21)

         If any month's Monthly Collected Revenue during the Stay Period is less than the Monthly Revenue Average, but greater than the month's Monthly Revenue Average [*************] the month's Monthly Adjustment will equal zero (0).

         If any month's Monthly Collected Revenue during the Stay Period is less than the Monthly Revenue Average [***********] the month's Monthly Adjustment amount will equal:

             ((Monthly Collected Revenue - Monthly Revenue Average [***********]/ (Monthly Revenue Average [****************] x (1/21)

         The Total Adjustment Factor will equal the total of the all Monthly Adjustment Factors

EXAMPLE:

                                                                                  PERCENTAGE
                                                                  PERCENTAGE        BELOW
                                                   MONTHLY          ABOVE          MONTHLY
                 MONTHLY          MONTHLY          REVENUE         MONTHLY         REVENUE          MONTHLY
                COLLECTED         REVENUE          AVERAGE         REVENUE         AVERAGE        ADJUSTMENT
   MONTH         REVENUE          AVERAGE        [*********]       AVERAGE         [******]         FACTOR
   -----         -------          -------        -----------       -------         --------         ------
    May-99     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Jun-99     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Jul-99     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Aug-99     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Sep-99     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Oct-99     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Nov-99     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Dec-99     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Jan-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Feb-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Mar-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Apr-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    May-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Jun-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Jul-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Aug-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Sep-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Oct-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Nov-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Dec-00     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]
    Jan-01     [*********]      [**********]     [**********]    [**********]    [*********]     [**********]

 TOTAL ADJUSTMENT FACTOR                                                                            [*****]


2. The Total Adjustment Factor will be applied to the Change in Control Premium Payment in order to determine the Adjusted Change in Control Premium
Payment:

                                CONFIDENTIAL

EXAMPLE (WHEN TOTAL ADJUSTMENT FACTOR IS GREATER THEN -50%)

ASSUMING:
         Change in Control Premium Payment                [***************]
         Total Adjustment factor                          [***************]
         Initial  Change in Control Premium Payment       [***************]
         Number of Months back to Payout Date             [***************]

         Adjusted Change in Control Premium Payment =[*************************]

         True-Up Amount =[**************] (Adjusted Change in Control Premium Payment) - [*************] (Initial Change in Control Premium Payment) = [**************]

         Final Change in Control Premium Payment = [**************************]

         The balance due Representative is [***************]



EXAMPLE (WHEN TOTAL ADJUSTMENT FACTOR IS LESS THAN -50.00%):

ASSUMING:
         Change in Control Premium Payment                [***************]
         Total Adjustment factor                          [***************]
         Initial Change in Control Premium Payment        [***************]
         Number of Months back to Payout Date             [***************]

         Adjusted Change in Control Premium Payment = [**********************]

         True-Up Amount = [*************] (Adjusted Change in Control Premium Payment) - [***********] (Initial Change in Control Premium Payment) = [**************]

         Final Change in Control Premium Payment = [***********************]

         The balance due LCI's successor by the Representative is [************]

                                CONFIDENTIAL

                                  EXHIBIT "D"

                                  "EXECUTIVES"


-   [****************]


-   [****************]


-   [****************]


-   [****************]


-   [****************]

- Any employee in a position equivalent to a corporate officer of Representative

                                CONFIDENTIAL

                                  EXHIBIT "E"

                   NON-COMPETITION AND SOLICITATION AGREEMENT

THIS NON-COMPETE AND SOLICITATION AGREEMENT ("Non-Compete Agreement") dated this _____ day of ____________, 1996, is between American Communications Network, Inc. ("ACN") and ___________________, an individual ("Executive").

WHEREAS, ACN is a party to the Representative Agreement dated
____________________ (the "Agreement") between ACN and LCI International Telecom Corp. ("LCI") pursuant to which ACN agrees to sell LCI Services on an exclusive basis and abide by certain non-solicitation covenants for a specified time period.

WHEREAS, capitalized terms and names used in this Non-Compete Agreement and not otherwise defined herein shall have the meaning assigned to them in the Agreement;

WHEREAS, as a material condition of the Agreement, ACN agreed and covenanted that certain Executives shall not a) compete with LCI or any LCI Affiliates, either directly or indirectly, in the sale or provisioning of local and/or long distance services, regardless of the facilities used; or b) engage, directly or indirectly, in any Solicitation;

WHEREAS, in consideration of Executive's continued employment with ACN and the benefits that Executive has and will receive by virtue of ACN's arrangement with LCI and to protect ACN from the potential breach of the Agreement, ACN desires to restrict Executive in the use of his or her specialized knowledge and experience from competing with LCI in the sale of local and long distance services;

WHEREAS, to induce LCI to enter into the Agreement with ACN and make substantial payments to ACN, ACN agreed that certain Executives will enter into this Non-Compete Agreement with LCI on the terms and conditions set forth below and Executive is aware of this ACN commitment and has agreed to it as part of his/her employment with ACN;

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.  COVENANT NOT TO COMPETE OR SOLICIT

    1. Restrictions. Executive shall not Compete and/or Solicit in the Restricted Territory (as defined below) for the applicable Restricted Period (as defined below) as provided herein:

         (a)     Non-Compete Restriction:

                 (i) Executive agrees that, throughout the applicable "Non-Compete Restricted Period" (as defined below), Executive shall not in any way, directly or indirectly, as an agent, employee, officer, director, shareholder, partner or otherwise of any corporation, partnership, entity or other enterprise or venture compete with LCI or its Affiliates in the sale or provisioning of local (subject to Section 12(d) of the Agreement if Executive is actively employed with ACN) or long distance telecommunications services or any services related thereto, regardless of the facilities used, within the applicable Restricted Territory (such activity defined as "Compete").

                 (ii)  "Non-Compete Restricted Period" is defined as follows:

                          (a)  If Representative Is Actively Employed with ACN:
                          During the Term of the Agreement for a period of eighteen (18) months from termination of the Agreement by LCI for cause, or ACN without cause (if no Change in Control or Change in Management has occurred), Executive shall not Compete in the Restricted Territory (as defined below); provided, however, in the event of a Change in Control or Change in Management, Executive may Compete two (2) years from the legally completed Change in Control date or immediately after the Change in Management Date, as long as Executive is actively employed with ACN at the time of such legally completed Change in Control or Change in Management.

                                CONFIDENTIAL

                          (b)  If Representative Is Not Actively Employed with
                          ACN: For a period of two (2) years from the last date of Executive's employment with ACN or any ACN Affiliate, irrespective of the reason for such termination or cessation of employment, Executive shall not Compete in the Restricted Territory, regardless of the occurrence of a Change in Control or Change in Management after such termination or cessation of employment.

         (b)     Non-Solicit Restriction:

                 (i) Executive further agrees that, throughout the applicable "Non-Solicit Restricted Period" (as defined below), Executive shall not, directly or indirectly, divert, solicit, entice or take away any Existing Customers or ACN-Sold Customers in the Restricted Territory during the Non-Solicit Restricted Period (such activity defined as "Solicit).

                 (ii)  "Non-Solicit Restricted Period" is defined as follows:

                          (a)  If Representative Is Actively Employed with ACN:
                          During the Term of the Agreement and for a period of eighteen (18) months from the expiration of the Term or termination of the Agreement, with or without cause (if no Change in Control or Change in Management has occurred) by LCI or ACN, Executive shall not Solicit in the Restricted Territory (as defined below); provided, however, in the event of a Change in Control or Change in Management, Executive shall not Solicit for eighteen (18) months from the legally completed Change in Control date or immediately after the Change in Management Date.

                          (b)  If Representative Is Not Actively Employed with
                          ACN: For a period of two (2) years from the last date of Executive's employment with ACN or any ACN Affiliate, irrespective of the reason for such termination or cessation of employment, Executive shall not Solicit in the Restricted Territory, regardless of the occurrence of a Change in Control or Change in Management after such termination or cessation of employment.

    2. Restricted Territory. Executive hereby acknowledges the global nature of the telecommunications industry and the global market for the telecommunications services provided by LCI. Accordingly, this Non-Compete Agreement shall be applicable everywhere within the United States and every other state, territory and possession of the United States of America.

    3. Remedies. Executive agrees that ACN will not have an adequate remedy at law in the event of any breach or threatened breach by Executive hereunder and that ACN will suffer irreparable damage and injury if Executive breaches or threatens to breach any of the provisions of this Non-Compete Agreement. Therefore, Executive agrees that ACN shall be entitled to obtain a temporary or permanent injunction or other equitable relief without the necessity of proving damages or that such damages would not constitute an adequate remedy. Such equitable relief shall be in addition to, not in lieu of, any rights or remedies to which ACN may otherwise be entitled.

    4.   Acknowledgment of Existence of Third Party Beneficiary of this
         Non-Compete Agreement.   LCI, ACN and Executive acknowledge and agree
         that each contemplates and intends that (a) this Non-Compete Agreement and its specific provisions are intended directly and primarily to benefit LCI and LCI is intended to be, and shall be the third party beneficiary of this Non-Compete Agreement; (b) Executive, in executing this Non-Compete Agreement, shall assume a direct obligation to LCI, as such third party beneficiary, to perform Executive's obligations hereunder; and (c) LCI, as such third party beneficiary, shall be conferred with the rights in its sole discretion, to take any action or pursue any remedy that it deems necessary in order to enforce the provisions hereof and to which it would be entitled as a party executing this Non-Compete Agreement.

    5. Confirmation. Executive hereby expressly confirms and acknowledges to ACN that the foregoing obligations will not impede Executive's ability to earn a livelihood given Executive's skills and abilities, and that Executive has received and will receive sufficient consideration and other benefits pursuant to its employment with ACN, such benefits and consideration clearly justify such obligations that Executive is agreeing to in this Non-Compete Agreement.

                                CONFIDENTIAL

II. MISCELLANEOUS

    1. Entire Agreement; Amendment. This Non-Compete Agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Non-Compete Agreement may not be amended, waived, changed, modified or discharged except by explicit reference hereto in an instrument in writing executed by the parties hereto. No waiver of any provision of this Non-Compete Agreement, including any action or inaction on the part of LCI, shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    2. Governing Law; Consent to Jurisdiction;. This Non-Compete Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan applicable to contracts made and to be entirely performed therein.

    3. Notices. All notices and demands of any kind which either party hereto may be required or desire to serve upon the other party under the terms of this Non-Compete Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth on the signature page of this Non-Compete Agreement; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth on the signature pages of this Non-Compete Agreement; or (c) by sending a copy thereof by overnight courier service, addressed to such party at the address of such other party set forth on the signature pages of this Non-Compete Agreement. In case of service by overnight courier service or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon reasonable proof of receipt. The addresses and persons to whose attention notices and demands shall be delivered or sent may be changed from time to time by written notice served, as hereinabove provided, by any party upon the other party.

    4. Headings. The headings of the several sections of this Non-Compete Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Non-Compete Agreement.

    5. Counterparts. This Non-Compete Agreement may be executed in several counterparts and by the different parties hereto on separate counterparts, and when so executed, each such counterpart shall be deemed to be an original and all of said counterparts together shall constitute one and the same instrument.

    6. Binding Nature. This Non-Compete Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, personal representatives, and respective legatees.

    7. Severability. Any term or provision of this Non-Compete Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to, and is hereby directed to, reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Non-Compete Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Non-Compete Agreement to be effective as of the day and year first above written.

AMERICAN COMMUNICATIONS NETWORK, INC.             EXECUTIVE

By:                                               By:
   --------------------------  ------                -------------------  ------
   Name: Greg Provenzano       Date                   Signature           Date

Title:
      -------------------------------             ------------------------------
American Communications Network, Inc.             Print Name
100 West Big Beaver, Suite 400
Troy, Michigan  48084                             ------------------------------
                                                  Print Street Address

                                                  ------------------------------
                                                  Print City, State and Zip Code

                                CONFIDENTIAL

                                  EXHIBIT "F"

                            "NON-EXCLUSIVE SERVICES"


Internet Content

Paging

Mobile Cellular or Mobile Cellular-equivalent services (excluding Personal Communication Services- based services that fall within the scope of the Forbidden Activities described in Section 12(a))

Operator Services at telephones that charge a Property Imposed Fee (PIF)

Fax Broadcast

                                CONFIDENTIAL

           EXHIBIT "G" - ACN COMMISSION RATES UNTIL DECEMBER 31, 1996


[******]
- All American Plan (AAP) ($.19 Day/$.14 Evening/$.12 Night/Weekend per minute rates)
-   MLM Month to Month (Domestic)
-   MLM Term - (Domestic)
-   WorldCard
-   WorldCard Plus
-   Extend Your Reach Europe
-   Standard Business Products
         - Alternative
         - Simply Business
         - Simply Guaranteed
         - Integrity
         - Campus Talk

[******]

-   Home 800
-   Extend Your Reach
-   MLM Month to Month (International)
-   MLM Term (International)

[******]

-   Lightcall
-   Lightcall Plus
-   Cellular Lightcall
-   Personal Option 800
-   Personal Perks
-   Simple, Fair & Inexpensive
-   Simple, Fair & Inexpensive IDDD Extend Your Reach
-   LDS Plan
-   Unicom WAL
-   Calls in NECA territories
-   Calls in USINTELCO territories

                                CONFIDENTIAL

                                  EXHIBIT "H"

A.       ACN PERFORMANCE REQUIREMENTS

1)  LOA download file error rate
         - __% or less of error rate for LOAs submitted (monthly measure) [********]

2)  Percentage of returned mail
         - __% or less of mail returned for incorrect data (monthly measure)[********]

3)  CARE rejects
         - __% or less of LOAs rejected due to improper name and address (monthly measure) [*******]

4)  PIC dispute resolution
         -   Procedures:
                          -   ACN sends actual LOA within 3 days of
                              notification by LCI
                          -   LCI will contact customer
                          -   ACN will be notified of all alleged slams
                          - ACN has 30 days to investigate and notify of remedy
                          - Independent Contractor terminated on first offense - unless LCI and ACN mutually agree on an alternative course of action
                          - Independent Contractor terminated on second offense - irrespective of circumstances

5)  Spot verification
         -   Procedures:
                          -   __% (Goal of 20%) of all new Independent
                              Contractors' first __ (Goal of 50) orders verified by ACN. Verification will be done by telephone. Records of all verification call results will be retained for two years.
                          - If an Independent Contractor sends in more than __ (Goal of 10) orders in a 7 day period, __% (Goal of 20%) of all such orders shall be verified

6) Sales materials review - Covers all material with any mention of LCI name or logo including video tapes, printed material, voice mails, internet websites, LOAs, enrollment forms, etc.
         -   Procedures:
                          -   All material sent to [****************] (or
                              person(s) designated by LCI)
                          - Within 10 business days, LCI will respond with necessary changes (if any)
                          - Continue review process until no changes are necessary
                          -   LCI will supply ACN will signed approval
                          - Any materials used in the field that have not been approved shall be considered unauthorized and promptly withdrawn upon LCI's request
                          - Disciplinary action taken against agent(s) using unapproved material

7) ACN's training materials and Policies and Procedures shall be revised to include LCI's Policies and Procedures Regarding Slamming Prevention (as may be amended).

8) ACN reps shall not sign any customer names to any LOAs, service orders, or enrollment forms (i.e. customer must sign themselves). Immediate termination of any ACN Independent Contractor or agent who signs a customer's name to any document.

                                CONFIDENTIAL

B.       LCI RESIDENTIAL PERFORMANCE GOALS

1) The goal is to provide timely reports to Representative (as described in
   Section 21) within fifteen (15) days after the close of each month and weekly reports within seven (7) days after LCI receives the necessary information from the Local Exchange Carrier ("LEC").

2) The goal is to provide some additional sales support to assist
   Representative in closing ACN-Sold Customer accounts for prospective business customers.

3) The goal is to improve the timeliness of the investigation of new orders rejected by LCI by having all rejected orders investigated and either resolved or communicated to Representative within two (2) weeks of the download of the new ACN-Sold Customer orders by Representative.

4) The goal is to improve the timeliness of the investigation by LCI of ACN-Sold Customer orders rejected by the LEC by having all rejected orders investigated and resolved by LCI, if possible, within two (2) weeks of notification that such order was rejected by the LEC.

5) The goal is to ensure the Collected Revenue is properly credited to Representative when an area code is split by attempting to achieve revenue reporting errors of less than two percent (2%) of the total Collected Revenue for the ACN-Sold Customers in the respective area codes, and all corrections made and Collected Revenue retroactively credited to Representative within thirty (30) days of the awareness of such error.

6) The goal is for LCI and Representative to develop efficient procedures to ensure that ACN-Sold Customers are installed in a timely manner on the requested service and to ensure that Representative is properly credited for the Collected Revenue resulting from the installation of such ACN-Sold Customers.

                                CONFIDENTIAL

                                  EXHIBIT "I"

                            NON-DISCLOSURE AGREEMENT


THIS NON-DISCLOSURE AGREEMENT (the "Agreement") is made and entered into as of this 1st day of May 1996 (the "Effective Date"), by and between American Communications Network, Inc. ("ACN"), with offices located at 100 West Big Beaver, Suite 400, Troy, Michigan 48084 and LCI International Telecom Corp. ("LCI"), with offices located at 8180 Greensboro Drive, Suite 800, McLean, Virginia 22102. For purposes of this Agreement ACN and LCI are sometimes collectively referred to as "the Parties" and individually referred to as "a Party". As used herein, "Receiving Party" shall mean the party which has been given "Confidential Information" (as hereinafter defined) or "Trade Secrets" (as hereinafter defined) by and of the other Party.

A. The Parties are discussing and from time to time, following the Effective Date hereof, will have discussions in connection with potential arrangements for the provision of networking and other related services, including, without limitation, the disclosure of certain Confidential Information and/or Trade Secrets (each such discussion is hereinafter referred to individually as a "Discussion").

B. In order to protect the Parties' substantial investment in their Confidential Information and Trade Secrets and to protect the goodwill associated with their customer, client and contractor relationships, the Parties have agreed to abide by the terms and conditions of this Agreement.

For and in consideration of the above premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions. The following terms shall have the following meanings when used in this Agreement:

(a) "Confidential Information" shall mean the proprietary and confidential data or information of a Party, other than "Trade Secrets" (as defined below), which is of tangible or intangible value to that Party and is not public information or is not generally known or available to that Party's competitors but is known only to that Party and those of its employees, independent contractors, consultants, customers or agents to whom it must be confided in order to apply it to the uses intended, including, without limitation, information regarding that Party's customers or prospective customers; marketing methods; existing, new, or envisioned products and services and their development; business and technical plans; product information; pricing; and costs gained by the other Party as a result of the other Party's participation in a Discussion. In addition, the definition of "Confidential Information" shall include those items specifically identified as "Trade Secrets" in Paragraph 1(c), if it is judicially determined that any such items are not trade secrets, as defined by applicable law, and such items otherwise meet the definition of "Confidential Information" as contained in this Section 1(a). Confidential Information shall not include information which: (i) at the time of disclosure to Receiving Party is in the public domain through no act or omission of Receiving Party; (ii) as shown by written records, is already known by Receiving Party; or (iii) is revealed to Receiving Party by a third party who does not thereby breach any obligation of confidentiality and who discloses such information in good faith.

(b) "Entity" shall mean any person, partnership, joint venture, agency, governmental subdivision, association, firm, corporation or entity.

(c) "Trade Secrets" shall mean that portion of Confidential Information which constitutes trade secrets, as defined by applicable law and including, without limitation, confidential computer programs, software, designs, processes, procedures, formulas, improvements, on-line terminal designs and software applications, whether copyrightable or not.

2. Consideration. The consideration for the covenants and agreements of each Party contained in this Agreement shall be that Party's right to participate in a Discussion, which the Parties acknowledge and agree shall constitute sufficient and adequate consideration.

3.       Nondisclosure; Ownership of Proprietary Property.

(a) Each Party hereby acknowledges that it is in the best business interests of the other Party to insist on the strict confidentiality of any of its Trade Secrets and Confidential Information that may be disclosed as a result of a Discussion.

(b) In recognition of the Parties' need to protect their legitimate business interests, each Party hereby covenants and agrees that it shall regard and treat each item of information or data constituting a Trade Secret or Confidential Information of the other Party as strictly confidential and wholly owned by the other Party and that it will not, for any reason or in any manner, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any such item of information or data to any person or Entity for any purpose other than strictly in accordance with the express terms of this Agreement or any other written agreement between the Parties. With regard to each item of information or data constituting a Trade Secret, the covenant in the immediately preceding sentence shall apply at all times during a Discussion and for as long after the cessation of a Discussion as such item continues to constitute a trade secret under applicable law; and with regard to any Confidential Information, the covenant in the immediately preceding sentence shall apply at all times during a Discussion and for three
(3) years after the termination of a Discussion.

                                CONFIDENTIAL

(c) Each Party shall exercise its best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information known by, disclosed or made available to that party or that Party's employees or personnel during a Discussion. Each Party shall immediately notify the other Party of any intended or unintended, unauthorized disclosure or use of any Trade Secrets or Confidential Information by that Party or any other person of which that party becomes aware. Each Party shall assist the other Party, to the extent necessary, in the procurement or any protection of the other Party's rights to or in any of the Trade Secrets or Confidential Information.

(d) Upon termination of a Discussion, or anytime at the specific request of the other Party, or upon the execution of any agreement resulting from a Discussion containing provisions that expressly supersede the provisions of this Agreement, each Party shall return to the other Party all written or descriptive materials of any kind that contain or discuss any Confidential Information or Trade Secrets, and the confidentiality obligations of this Agreement shall continue until their expiration under the terms of this Agreement.

4. Remedies: Damages, Injunctions and Specific Performance. The Parties expressly understand and agree that the covenants and agreements to be rendered and performed by the Parties pursuant to Paragraph 3 are special, unique, and of an extraordinary character, and in the event of any default, breach or threatened breach by either Party of Paragraph 3, the other Party shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limiting the generality of the foregoing, any proceedings to: (i) obtain damages for any breach of this Agreement; (ii) order the specific performance thereof; or (iii) enjoin the breach of such provisions.

5. Binding Effect and Assignability. The rights and obligations of each Party under this Agreement shall inure to the benefit of and shall be binding upon any subsidiary, affiliate, successor or permitted assign of or to the business of such Party, to the extent provided below. Neither this Agreement nor any rights or obligations of either Party under this Agreement shall be transferable or assignable by that Party without the prior written consent of the other Party, and any attempted transfer or assignment of this Agreement by either Party not in accordance herewith shall be null and void.

6. Severability. All paragraphs and subparagraphs of this Agreement are severable, and the unenforceability or invalidity of any of the paragraphs or subparagraphs of this Agreement shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Agreement, but such remaining paragraphs or subparagraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the parties.

7. Waiver. The waiver by either Party of a default or breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent default or breach of the same or of a different provision by that Party. No waiver or modification of this Agreement or of any covenant, condition, or limitation contained in this Agreement shall be valid unless in writing and duly executed by the Party or Parties to be charged therewith.

8. Miscellaneous. This Agreement contains the complete agreement concerning the arrangement between ACN and LCI regarding its subject matter, as of the date hereof, and supersedes all other similar agreements or understandings between the parties, whether oral or written, consistent or inconsistent, with this Agreement. This Agreement may not be amended by the Parties except by a writing executed by both Parties. Any Exhibit to this Agreement is to be deemed a part of this Agreement and the contents of any such Exhibit are hereby incorporated by this reference into this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement, as of the Effective Date.


AMERICAN COMMUNICATIONS NETWORK, INC.            LCI INTERNATIONAL TELECOM CORP.

By:                                              By:
   ----------------------------------               ----------------------------


Name:                                            Name:
     --------------------------------                 --------------------------


Title:                                           Title:
      -------------------------------                  -------------------------


Date:                                            Date:
     --------------------------------                 --------------------------

                                CONFIDENTIAL

            EXHIBIT "J" - ACN COMMISSION RATES AFTER JANUARY 1, 1997 (PROVIDED NO CHANGE IN CONTROL OCCURS PRIOR TO OR ON DECEMBER 31, 1996)


[****]

- All American Plan (AAP) ($.19 Day/$.14 Evening/$.12 Night/Weekend per minute rates)
-   MLM Month to Month (Domestic)
-   MLM Term - (Domestic)
-   WorldCard
-   WorldCard Plus
-   Extend Your Reach Europe
-   Standard Business Products
         - Alternative
         - Simply Business
         - Simply Guaranteed
         - Integrity
         - Campus Talk
-   Home 800
-   Extend Your Reach
-   MLM Month to Month (International)
-   MLM Term (International)
-   Lightcall
-   Lightcall Plus
-   Cellular Lightcall
-   Personal Option 800
-   Personal Perks
-   Simple, Fair & Inexpensive
-   Simple, Fair & Inexpensive IDDD Extend Your Reach
-   LDS Plan
-   Unicom WAL
-   Calls in NECA territories
-   Calls in USINTELCO territories

                                CONFIDENTIAL